Exhibit 99.1

CarGurus Announces Third Quarter 2018 Results

Third Quarter Highlights:

•	Total revenue of $119.0 million, an increase of 43% year-over-year
•	GAAP operating income of $3.6 million; non-GAAP operating income of $9.2 million
•	GAAP net income of $12.1 million; non-GAAP net income of $9.5 million
•	Adjusted EBITDA of $10.5 million

CAMBRIDGE, MA:  November 7, 2018 — CarGurus, Inc. (Nasdaq: CARG), a leading global automotive marketplace, today announced financial results for the third quarter ended September 30, 2018.

“We delivered strong growth in the third quarter, as we exceeded our guidance across both revenue and profitability,” said Langley Steinert, Founder and Chief Executive Officer of CarGurus. “Our commitment to building our brand over the last year has yielded accelerated growth in our U.S. audience, and our international audience continues to make strides, creating a strong value proposition for our paying dealers.”

Revenue

•	Total revenue was $119.0 million, an increase of 43% compared to $83.0 million in the third quarter of 2017.
•	Marketplace subscription revenue was $105.8 million, an increase of 43% compared to $73.9 million in the third quarter of 2017.
•	Advertising and other revenue was $13.2 million, an increase of 46% compared to $9.1 million in the third quarter of 2017.

Operating Income

•	GAAP operating income was $3.6 million, or 3% of total revenue, compared to $2.9 million, or 3% of total revenue, in the third quarter of 2017.
•	Non-GAAP operating income was $9.2 million, or 8% of total revenue, compared to $2.9 million, or 4% of total revenue, in the third quarter of 2017.

Net Income & Adjusted EBITDA

•

GAAP net income was $12.1 million, or $0.11 per share based on 113.6 million weighted-average diluted shares outstanding during the third quarter ended September 30, 2018, as compared to net income of $2.4 million, or $0.02 per share based on 46.6 million weighted-average diluted shares outstanding during the third quarter ended September 30, 2017.

•

Non-GAAP net income was $9.5 million, or $0.08 per share based on 113.6 million weighted-average diluted shares outstanding during the third quarter ended September 30, 2018, compared to $2.2 million, or $0.02 per share based on 107.1 million weighted-average diluted shares outstanding during the third quarter ended September 30, 2017.

•	Adjusted EBITDA, a non-GAAP metric, was $10.5 million, compared to $4.0 million in the third quarter of 2017.

Balance Sheet and Cash Flow

•	As of September 30, 2018, CarGurus had cash, cash equivalents, and short-term investments of $147.6 million and no debt.
•

The Company generated $10.8 million in cash from operations and $9.6 million in free cash flow, which is a non-GAAP metric, during the third quarter of 2018 compared to generating $8.5 million in cash from operations and $5.6 million in free cash flow during the third quarter of 2017.

Third Quarter Business Metrics

•

U.S. revenue was $114.6 million in the third quarter of 2018, an increase of 43% compared to $80.4 million in the third quarter of 2017. GAAP operating income in the U.S. was $12.4 million, an increase of 33% compared to $9.3 million in the third quarter of 2017.

•

International revenue was $4.4 million in the third quarter of 2018, an increase of 71% compared to $2.6 million in the third quarter of 2017. GAAP operating loss in International markets was ($8.8) million, an increase of 36% compared to a loss of ($6.5) million in the third quarter of 2017.

•

Total paying dealers were 30,593 at September 30, 2018, an increase of 15% compared to 26,553 at September 30, 2017.  Of the total paying dealers at September 30, 2018, U.S. and International accounted for 27,128 and 3,465, respectively, compared to 24,313 and 2,240, respectively, at September 30, 2017.

•	Average annual revenue per subscribing dealer (AARSD) in the U.S. was $13,993 as of September 30, 2018, an increase of 21% compared to $11,526 as of September 30, 2017.
•	AARSD in International markets was $4,820 as of September 30, 2018, an increase of 2% compared to $4,711 as of September 30, 2017.
•	Website traffic and consumer engagement metrics for the third quarter of 2018 grew as follows:
o

U.S. average monthly unique users were 37.0 million, an increase of 43% compared to 26.0 million in the third quarter of 2017. U.S. average monthly sessions were 100.5 million, an increase of 49% compared to 67.4 million in the third quarter of 2017.

o

International average monthly unique users were 4.4 million, an increase of 70% compared to 2.6 million in the third quarter of 2017. International average monthly sessions were 10.4 million, an increase of 88% compared to 5.5 million in the third quarter of 2017.

Fourth Quarter and Full-Year 2018 Guidance

CarGurus anticipates total revenue, non-GAAP operating income, and non-GAAP earnings per share to be in the following ranges:

Fourth Quarter 2018:

•	Total revenue	$121 to $122 million
•	Non-GAAP operating income	$8 to $9 million
•	Non-GAAP EPS	$0.06 to $0.07

The fourth quarter 2018 non-GAAP earnings per share calculation assumes 114.1 million diluted weighted-average common shares outstanding.

Full-Year 2018:

•	Total revenue	$449 to $450 million
•	Non-GAAP operating income	$32 to $33 million
•	Non-GAAP EPS	$0.26 to $0.27

The full-year non-GAAP earnings per share calculation assumes 113.5 million diluted weighted-average common shares outstanding.  Guidance for the fourth quarter and full-year 2018 does not include any potential impact of foreign exchange gains or losses.

CarGurus has not reconciled its non-GAAP operating income guidance to GAAP operating income, or its non-GAAP EPS guidance to GAAP EPS, because stock-based compensation, the reconciling item between such GAAP and non-GAAP financial measures, cannot be reasonably predicted due to timing, amount, valuation and number of future employee awards and therefore is not available without unreasonable effort.  For more information regarding the non-GAAP financial measures discussed in this release, please see the reconciliations of GAAP financial measures to non-GAAP financial measures and the section titled "Non-GAAP Financial Measures and Other Business Metrics" below.

Conference Call and Webcast Information

CarGurus will host a conference call and live webcast to discuss its third quarter 2018 financial results and fourth quarter and full fiscal year 2018 financial guidance at 5:00 p.m. Eastern Time today, November 7, 2018. To access the conference call, dial (877) 451-6152 for the U.S. or Canada, or (201) 389-0879 for international callers. The webcast will be available live on the Investors section of the Company's website at https://investors.cargurus.com.

An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time on November 7, 2018, until 11:59 p.m. Eastern Time on November 21, 2018, by dialing (844) 512-2921 for the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13684279. In addition, an archived webcast will be available on the Investors section of the Company's website at https://investors.cargurus.com.

About CarGurus

Founded in 2006, CarGurus (Nasdaq: CARG) is a global, online automotive marketplace connecting buyers and sellers of new and used cars. The Company uses proprietary technology, search algorithms and data analytics to bring trust and transparency to the automotive search experience and help users find great deals from top-rated dealers. CarGurus is the largest automotive shopping site in the U.S. by unique monthly visitors (source: Comscore Media Metrix® Multi-Platform, Automotive – Information/Resources, Total Audience, Q3 2018, U.S. (Competitive set includes: CarGurus.com, Autotrader.com, Cars.com, TrueCar.com)).  In addition to the United States, CarGurus operates online marketplaces in Canada, the United Kingdom, Germany, Italy, and Spain. To learn more about CarGurus, visit www.cargurus.com.  CarGurus® is a registered trademark of CarGurus, Inc.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the fourth quarter 2018 and full-year 2018, attractiveness of our product offerings and platform, the value proposition of our products and our market awareness, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “guide,” “intend,” “likely,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs.

These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, our relationships with dealers, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our Quarterly Report on Form 10-Q, filed on November 7, 2018 with the Securities and Exchange Commission (SEC), and subsequent reports that we file with the SEC.  Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	At September 30, 2018	At December 31, 2017
Assets
Current assets
Cash and cash equivalents	$77,642	$87,709
Investments	70,000	50,000
Accounts receivable, net of allowance for doubtful accounts of $520 and $494, respectively	12,565	12,577
Prepaid expenses and prepaid income taxes	8,227	5,313
Other current assets	7,201	1,605
Total current assets	175,635	157,204
Property and equipment, net	17,632	16,563
Restricted cash	3,656	1,843
Deferred tax assets	36,985	825
Other long–term assets	136	159
Total assets	$234,044	$176,594
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$34,046	$23,908
Accrued expenses, accrued income taxes and other current liabilities	12,372	13,588
Deferred revenue	7,685	4,305
Deferred rent	1,326	1,165
Total current liabilities	55,429	42,966
Deferred rent, net of current portion	6,943	5,648
Other non–current liabilities	1,244	955
Total liabilities	63,616	49,569
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.001 par value per share; 500,000,000 shares authorized; 89,261,069 and 77,884,754 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	89	78
Class B common stock, $0.001 par value per share; 100,000,000 shares authorized; 20,702,084 and 28,226,104 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	21	28
Additional paid-in capital	181,630	185,190
Accumulated deficit	(11,448)	(58,499)
Accumulated other comprehensive income	136	228
Total stockholders’ equity	170,428	127,025
Total liabilities and stockholders’ equity	$234,044	$176,594

Unaudited Condensed Consolidated Income Statements

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue	$119,042	$82,989	$328,068	$226,264
Cost of revenue(1)	6,412	4,720	17,940	12,367
Gross profit	112,630	78,269	310,128	213,897
Operating expenses:
Sales and marketing	84,867	63,891	237,308	168,495
Product, technology, and development	12,771	5,796	33,713	14,153
General and administrative	10,630	5,006	28,042	14,098
Depreciation and amortization	727	713	2,064	1,909
Total operating expenses	108,995	75,406	301,127	198,655
Income from operations	3,635	2,863	9,001	15,242
Other income, net:
Interest income	639	211	1,571	566
Other (expense) income	(38)	(105)	15	(243)
Total other income, net	601	106	1,586	323
Income before income taxes	4,236	2,969	10,587	15,565
(Benefit from) provision for income taxes	(7,899)	590	(36,464)	4,633
Net income	$12,135	$2,379	$47,051	$10,932
Reconciliation of net income to net income attributable to common stockholders:
Net income	$12,135	$2,379	$47,051	$10,932
Net income attributable to participating securities	—	(1,401)	—	(6,446)
Net income attributable to common stockholders — basic	$12,135	$978	$47,051	$4,486
Net income	$12,135	$2,379	$47,051	$10,932
Net income attributable to participating securities	—	(1,345)	—	(6,198)
Net income attributable to common stockholders — diluted	$12,135	$1,034	$47,051	$4,734
Net income per share attributable to common stockholders:
Basic	$0.11	$0.02	$0.43	$0.11
Diluted	$0.11	$0.02	$0.42	$0.10
Weighted-average number of shares of common stock used in computing net income per share attributable to common stockholders:
Basic	109,628,692	42,262,035	108,367,270	42,168,904
Diluted	113,601,415	46,567,173	113,351,150	46,310,630

(1) Includes depreciation and amortization expense for the three months ended September 30, 2018 and 2017 and for the nine months ended September 30, 2018 and 2017 of $581, $370, $1,701 and $761, respectively.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Operating Activities
Net income	$12,135	$2,379	$47,051	$10,932
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,308	1,083	3,765	2,670
Unrealized currency (gain) loss on foreign denominated transactions	(37)	(32)	(56)	96
Deferred taxes	(7,938)	(1,073)	(36,162)	(663)
Provision for doubtful accounts	524	164	1,246	544
Stock-based compensation expense	5,528	74	14,951	224
Changes in operating assets and liabilities:
Accounts receivable	(1,658)	(1,293)	(1,240)	(4,013)
Prepaid expenses, prepaid income taxes, and other assets	(4,336)	2,033	(8,648)	1,143
Accounts payable	4,124	5,209	11,462	6,409
Accrued expenses, accrued income taxes, and other current liabilities	(973)	199	(2,964)	(585)
Deferred revenue	66	14	3,381	1,265
Deferred rent	1,900	(406)	1,466	262
Other non-current liabilities	108	101	347	258
Net cash provided by operating activities	10,751	8,452	34,599	18,542
Investing Activities
Purchases of property and equipment	(892)	(2,271)	(1,873)	(4,247)
Capitalization of website development costs	(253)	(540)	(978)	(1,487)
Investments in certificates of deposit	—	(20,000)	(130,000)	(50,000)
Maturities of certificates of deposit	40,000	8,000	110,000	34,774
Net cash provided by (used in) investing activities	38,855	(14,811)	(22,851)	(20,960)
Financing Activities
Proceeds from exercise of stock options	676	120	3,061	288
Payment of initial public offering costs	—	(1,823)	(1,142)	(2,128)
Payment of withholding taxes on net share settlements of equity awards	(4,379)	—	(21,867)	—
Net cash used in financing activities	(3,703)	(1,703)	(19,948)	(1,840)
Impact of foreign currency on cash, cash equivalents, and restricted cash	29	128	(54)	157
Net increase (decrease) in cash, cash equivalents, and restricted cash	45,932	(7,934)	(8,254)	(4,101)
Cash, cash equivalents, and restricted cash at beginning of period	35,366	35,353	89,552	31,520
Cash, cash equivalents, and restricted cash at end of period	$81,298	$27,419	$81,298	$27,419
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$40	$3,573	$2,320	$4,220
Cash paid for interest	$5	$5	$15	$17
Supplemental disclosure of non-cash investing and financing activities:
Unpaid purchases of property and equipment	$2,201	$739	$2,201	$739
Capitalized stock-based compensation expense in website development costs	$89	$—	$299	$—
Unpaid deferred initial public offering costs	$—	$465	$—	$2,014

Unaudited Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin

(in thousands, except percentages)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
GAAP operating income	$3,635	$2,863	$9,001	$15,242
Stock-based compensation expense	5,528	74	14,951	224
Non-GAAP operating income	$9,163	$2,937	$23,952	$15,466

GAAP operating margin	3%	3%	3%	7%
Non-GAAP operating margin	8%	4%	7%	7%

Unaudited Reconciliation of GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
GAAP net income	$12,135	$2,379	$47,051	$10,932
Stock-based compensation expense, net of tax(1)	4,367	48	11,811	146
Change in tax provision from stock-based compensation expense(2)	(6,970)	(267)	(35,912)	(640)
Non-GAAP net income	$9,532	$2,160	$22,950	$10,438
Non-GAAP net income attributable to common stockholders	$9,532	$2,160	$22,950	$10,438
Non-GAAP net income attributable to common stockholders per share:
Basic	$0.09	$0.02	$0.21	$0.10
Diluted	$0.08	$0.02	$0.20	$0.10
Weighted-average number of shares of common stock used in computing non-GAAP net income per share attributable to common stockholders:
GAAP Basic Shares	109,629	42,262	108,367	42,169
Preferred Shares assuming conversion	—	60,565	—	60,565
Total Non-GAAP Basic Shares	109,629	102,827	108,367	102,734
GAAP Diluted Shares	113,601	46,567	113,351	46,311
Preferred Shares assuming conversion	—	60,565	—	60,565
Total Non-GAAP Diluted Shares	113,601	107,132	113,351	106,875
(1) The stock-based compensation amounts reflected in the table above, for 2018 and 2017, are tax effected at the U.S. federal statutory tax rates of 21% and 35%, respectively.
(2) This adjustment reflects the tax effect of differences between tax deductions related to stock compensation and the corresponding financial statement expense.

Unaudited Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin

(in thousands, except percentages)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue	$119,042	$82,989	$328,068	$226,264
Cost of revenue	6,412	4,720	17,940	12,367
Gross profit	112,630	78,269	310,128	213,897
Stock-based compensation expense included in Cost of revenue	83	6	264	16
Non-GAAP gross profit	$112,713	$78,275	$310,392	$213,913

GAAP gross profit margin	95%	94%	95%	95%
Non-GAAP gross profit margin	95%	94%	95%	95%

Unaudited Reconciliation of GAAP Expense to Non-GAAP Expense and GAAP Expense as a Percentage of Revenue to Non-GAAP Expense as a Percentage of Revenue

(in thousands, except percentages)

	Three Months Ended September 30,
	2018					2017
	GAAP expense	Stock-based compensation expense	Non-GAAP expense	GAAP expense as a percentage of revenue	Non-GAAP expense as a percentage of revenue	GAAP expense	Stock-based compensation expense	Non-GAAP expense	GAAP expense as a percentage of revenue	Non-GAAP expense as a percentage of revenue
Cost of revenue	$6,412	$(83)	$6,329	5%	5%	$4,720	$(6)	$4,714	6%	6%
S&M	84,867	(1,216)	83,651	71%	70%	63,891	(35)	63,856	77%	77%
P,T&D(1)	12,771	(2,584)	10,187	11%	9%	5,796	(24)	5,772	7%	7%
G&A	10,630	(1,645)	8,985	9%	7%	5,006	(9)	4,997	6%	6%
Depreciation & amortization	727	—	727	1%	1%	713	—	713	1%	1%
Operating expenses(2)	$108,995	$(5,445)	$103,550	92%	87%	$75,406	$(68)	$75,338	91%	91%
Total expenses	$115,407	$(5,528)	$109,879	97%	92%	$80,126	$(74)	$80,052	97%	96%
(1) Product, Technology, & Development
(2) Operating expenses include S&M, P,T&D, G&A, and depreciation & amortization

	Nine Months Ended September 30,
	2018					2017
	GAAP expense	Stock-based compensation expense	Non-GAAP expense	GAAP expense as a percentage of revenue	Non-GAAP expense as a percentage of revenue	GAAP expense	Stock-based compensation expense	Non-GAAP expense	GAAP expense as a percentage of revenue	Non-GAAP expense as a percentage of revenue
Cost of revenue	$17,940	$(264)	$17,676	5%	5%	$12,367	$(16)	$12,351	5%	5%
S&M	237,308	(3,762)	233,546	72%	71%	168,495	(108)	168,387	75%	75%
P,T&D(1)	33,713	(6,903)	26,810	10%	8%	14,153	(72)	14,081	6%	6%
G&A	28,042	(4,022)	24,020	9%	8%	14,098	(28)	14,070	6%	6%
Depreciation & amortization	2,064	—	2,064	1%	1%	1,909	—	1,909	1%	1%
Operating expenses(2)	$301,127	$(14,687)	$286,440	92%	88%	$198,655	$(208)	$198,447	88%	88%
Total expenses	$319,067	$(14,951)	$304,116	97%	93%	$211,022	$(224)	$210,798	93%	93%
(1) Product, Technology, & Development
(2) Operating expenses include S&M, P,T&D, G&A, and depreciation & amortization

Unaudited Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
GAAP net income	$12,135	$2,379	$47,051	$10,932
Depreciation and amortization	1,308	1,083	3,765	2,670
Stock-based compensation expense	5,528	74	14,951	224
Other (income), net	(601)	(106)	(1,586)	(323)
(Benefit from) provision for income taxes	(7,899)	590	(36,464)	4,633
Adjusted EBITDA	$10,471	$4,020	$27,717	$18,136

Unaudited Reconciliation of GAAP Net Cash and Cash Equivalents Provided by Operating Activities to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
GAAP net cash and cash equivalents provided by operating activities	$10,751	$8,452	$34,599	$18,542
Purchases of property and equipment	(892)	(2,271)	(1,873)	(4,247)
Capitalization of website development costs	(253)	(540)	(978)	(1,487)
Non-GAAP free cash flow	$9,606	$5,641	$31,748	$12,808

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP), we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.  While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

We define Adjusted EBITDA as GAAP net income, adjusted to exclude: depreciation and amortization, stock-based compensation expense, other (income) expense, net, the (benefit from) provision for income taxes, and other one-time, non-recurring items, when applicable. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.

We define Free Cash Flow as cash flow from operations, adjusted to include purchases of property and equipment and capitalization of website development costs. We have presented Free Cash Flow because it is a measure of the Company’s financial performance that represents the cash that the Company is able to generate after expenditures required to maintain or expand our asset base.

We also monitor operating measures of certain non-GAAP items including non-GAAP gross margin, non-GAAP expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share.  These non-GAAP financial measures exclude the effect of stock-based compensation expense.  Non-GAAP net income and non-GAAP income per share also exclude the change in tax provision from stock-based compensation expense. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort as a result of the uncertainty regarding, and the potential variability of, stock-based compensation expenses that we may incur in the future, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We define a paying dealer as a dealer, based on a distinct associated inventory feed, that subscribes to our Enhanced or Featured Listing product at the end of a defined period.

We define AARSD, which is measured at the end of a defined period, as the total marketplace subscription revenue during the trailing 12 months divided by the average number of paying dealers during the same trailing 12-month period.

For each of our websites, we define a monthly unique user as an individual who has visited such website within a calendar month, based on data as measured by Google Analytics. We calculate average monthly unique users as the sum of the monthly unique users in a given period, divided by the number of months in that period. We count a unique user the first time a computer or mobile device with a unique device identifier accesses a website during a calendar month. If an individual accesses a website using a different device within a given month, the first access by each such device is counted as a separate unique user.

We define monthly sessions as the number of distinct visits to our websites that take place each month within a given time frame, as measured and defined by Google Analytics. We calculate average monthly sessions as the sum of the monthly sessions in a given period, divided by the number of months in that period. A session is defined as beginning with the first page view from a device and ending at the earliest of when a user closes their browser window, after 30 minutes of inactivity, or at midnight Eastern Time each night. A session can be made up of multiple page views and visitor actions, such as performing a search, visiting vehicle detail pages, and connecting with a dealer.

Investor Contact:

Rodney Nelson

Director, Investor Relations

888-508-1190

investors@cargurus.com